Exhibit 99.1

CONTACT: Shintaro Asako Chief Financial Officer Phone: (858) 373-1500 E-mail: info@medicinova.com Rhonda Chiger Rx Communications Group Phone: (917) 322-2569 E-mail: rchiger@rxir.com

FOR IMMEDIATE RELEASE

MediciNova Reports Fourth Quarter and Full Year 2008 Results

SAN DIEGO, Calif. – March 31, 2009 – MediciNova, Inc., a biopharmaceutical company that is publicly traded on the Nasdaq Global Market (Trading Symbol: MNOV) and the Hercules Market of the Osaka Securities Exchange (Code Number: 4875), today announced financial results for the fourth quarter and full year ended December 31, 2008.

A detailed discussion of financial results and product development programs can be found in MediciNova’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 31, 2009 and is available through investors.medicinova.com/sec.cfm.

Financial Results

For the quarter ended December 31, 2008, MediciNova reported a net loss of $1.4 million, or $0.12 per share, compared to a net loss of $3.0 million, or $0.25 per share, for the same period last year. There were no revenues for the quarter ended December 31, 2008. Research and development expenses were $2.0 million for the quarter ended December 31, 2008, as compared to $1.4 million for the quarter ended December 31, 2007. The increase in research and development expenses was a result of the fact that no refunds were received in the quarter ended December 31, 2008 to offset expense, in contrast to the quarter ended December 31, 2007 in which

MediciNova received refunds related to the termination of the Phase III clinical trial for MN-001 for the treatment of bronchial asthma and the cancellation of the Phase II clinical trial for MN-029 for the treatment of solid tumors. General and administrative expenses were $1.8 million for the quarter ended December 31, 2008, as compared to $2.6 million for the quarter ended December 31, 2007. The decrease in general and administrative expenses was primarily due to a reduction in the use of third-party professional services.

For the year ended December 31, 2008, MediciNova reported a net loss of $21.9 million, or $1.82 per share, as compared to a net loss of $48.9 million, or $4.16 per share, for the year ended December 31, 2007. There were no revenues for the years ended December 31, 2008 and 2007. Research and development expenses were $13.8 million for the year ended December 31, 2008, as compared to $42.1 million for the year ended December 31, 2007. The decrease in research and development expenses primarily related to the business decision announced by MediciNova in June 2007 to focus on the development of MN-221 for the treatment of acute exacerbations of asthma and MN-166 for the treatment of MS. This decrease in research and development expenses primarily resulted from the termination of the Phase III clinical trial for MN-001 for the treatment of bronchial asthma and the completion of the clinical trials related to MN-166 for the treatment of multiple sclerosis, or MS, MN-305 for the treatment of insomnia, MN-029 for the treatment of solid tumors, MN-221 for the treatment of preterm labor and MN-246 for the treatment of urinary incontinence. General and administrative expenses were $8.8 million for the year ended December 31, 2008, as compared to $11.4 million for the year ended December 31, 2007. The decrease in general and administrative expenses was primarily due to decreases in stock-based compensation, administrative headcount and fees paid to third-party consultants.

As of December 31, 2008, the carrying value of MediciNova’s cash, cash equivalents, long-term investments and a long-term asset consisting of the ARS Put was $49.1 million, as compared to cash, cash equivalents and marketable securities available-for-sale of $70.6 million at December 31, 2007. At December 31, 2008, cash and cash equivalents equaled $19.3 million, long-term investments consisting of auction rate securities, or ARS, equaled $24.0 million and a long-term asset consisting of the ARS Put equaled $5.8 million.

As of December 31, 2008, long-term investments consisted of ARS and included $27.7 million (at par value) of student loan investment securities, $0.7 million (at par value) of municipal investment securities and $2.7 million (at par value) of private placement investment securities, all of which had AAA ratings at the time of purchase.

In August 2008, UBS AG, the brokerage firm through which MediciNova purchased the majority of its ARS, entered into a settlement with the U.S. Securities and Exchange Commission, New York Attorney General and other state agencies. Under the settlement, UBS issued to us Auction Rate Security Rights, which would allow MediciNova to sell to UBS its ARS held in accounts with UBS, or ARS Rights Offer. Pursuant to the ARS Rights Offer, MediciNova received the right to sell to UBS the ARS held in accounts by UBS at par value at any time during the period beginning June 30, 2010 and ending July 2, 2012, or ARS Put. MediciNova accepted the ARS Rights Offer in November 2008.

Although the ARS continue to pay interest according to their stated terms, based on valuation models using discounted cash flows at December 31, 2008, the carrying value of the ARS was reduced by $7.1 million, from $31.1 million to $24.0 million, to reflect a decrease in fair market value. The $7.1 million decline in the carrying value of the ARS was deemed other-than-temporary primarily due to lack of liquidity and recorded as an impairment charge in MediciNova’s consolidated statement of operations.

The ARS Put was also valued using a discounted cash flow model, which resulted in the recording of a long-term asset with a fair value of $5.8 million. The gain of $5.8 million attributable to the ARS Put effectively reduced the overall impairment charge on MediciNova’s ARS portfolio to $1.3 million for the year ended December 31, 2008. MediciNova will continue to closely monitor its ARS and evaluate the need to further adjust the carrying value of its investments on an ongoing basis.

As described in MediciNova’s Japanese report referred to as the “Kessan Tanshin,” which was filed with the Osaka Securities Exchange, MediciNova’s cash burn for the fiscal year ended December 31, 2009 is anticipated to be less than $16.0 million, with the full year net loss forecast anticipated to be approximately $19.3 million.

Key 2008 Highlights

•

MediciNova completed a two-year Phase II clinical trial of MN-166 for the treatment of MS. MN-166 treatment resulted in positive findings on three independent measures indicative of a potential disease-progression modifying effect: sustained disability progression was significantly less likely (by approximately 50 percent) in those patients receiving MN-166 at either 30 or 60 mg per day for 24 months than in those patients receiving the drug for 12 months; significant reduction in brain volume loss, as measured by cranial MRI scans observed after 12 months in patients treated with 60 mg per day of MN-166 compared to placebo; and significant reduction in the relative risk for conversion of new inflammatory lesions to persistent black holes with MN-166 treatment at 60 mg per day.

•

MediciNova reported positive preliminary results from one Phase II clinical trial of MN-221 in patients with moderate to severe, stable asthma (MN-221-CL-005). This clinical trial provided information on prolonged infusion dosing regimens with MN-221, and the results demonstrated clinically significant improvements in forced expiratory volume in one second, or FEV 1.

•

Data from the Phase II clinical trial of MN-166 for the treatment of MS was presented at two prestigious scientific conferences: the 18th Meeting of the European Neurological Society and the World Congress for Treatment and Research in MS (WCTRIMS).

•

Shortly after the end of the year, MediciNova reported interim data from two planned reviews of the unaudited data from a Phase II emergency department clinical trial evaluating MN-221 in patients with severe, acute exacerbations of asthma (MN-221-CL-006). Interim data from this study, which included data from a total of 18 (8 treated with standard care only and 10 treated with MN-221 plus standard care) of 36 planned patients, indicated: the hospitalization rate among patients treated with standardized care only was 50 percent (4 of 8 patients) compared to a hospitalization rate of 10 percent (1 of 10 patients) treated with MN-221 plus standardized care; improvements in pulmonary function measured in FEV1 and decreased symptoms of difficulty breathing on the Modified Borg Dyspnea Index Scale were observed in both treatment groups; and improvement in FEV1 values were generally observed to be greater for patients receiving MN-221 plus standardized care.

“During 2008, we made significant progress with our two lead compounds, MN-166 and MN-221, and have gathered important and promising data for both product candidates,” said Yuichi Iwaki, M.D., Ph.D., President and Chief Executive Officer of MediciNova. “With the completion of the two-year Phase II clinical trial evaluating MN-166 for treatment of MS, we have brought this compound to a key inflection point and are currently seeking a partner to further develop this novel product candidate for MS. Our work with MN-221 in asthma is extremely encouraging. The data we have generated to date in various populations of asthma patients, including the intended clinical population of patients with severe, acute exacerbations of asthma, and our work in evaluating a prolonged administration dosing regimen with MN-221 have provided us with valuable insight into the activity of MN-221, which we will be further pursuing in the larger Phase II clinical trial, MN-221-CL-007 initiated at the beginning of 2009.”

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company focused on acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet need with a specific focus on the U.S. market. Through strategic alliances primarily with Japanese pharmaceutical companies, MediciNova holds rights to a diversified portfolio of clinical and preclinical product candidates, each of which MediciNova believes has a well-characterized and differentiated therapeutic profile, attractive commercial potential and patent assets having claims of commercially adequate scope. MediciNova’s pipeline includes six clinical-stage compounds for the treatment of acute exacerbations of asthma, multiple sclerosis, asthma, interstitial cystitis, solid tumor cancers, Generalized Anxiety Disorder, preterm labor and urinary incontinence and two preclinical-stage compounds for the treatment of thrombotic disorders. MediciNova’s current strategy is to focus its resources on its two prioritized product candidates, MN-221 for the treatment of acute exacerbations of asthma and MN-166 for the treatment of multiple sclerosis, and either pursue development independently, in the case of MN-221, or establish a strategic collaboration to support further development, in the case of MN-166. MediciNova will seek to monetize its other product candidates at key value inflection points. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding MediciNova’s clinical trials supporting safety and efficacy of product candidates and the potential novelty of such product candidates as treatments for disease, plans and objectives for present and future clinical trials and product development, strategies, future performance, expectations, assumptions, financial condition, liquidity and capital resources. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “would,” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, the risks and uncertainties inherent in clinical trials and product development and commercialization, such as the uncertainty in results of clinical trials for product candidates, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, the risk of failure of the third parties upon whom MediciNova relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials and the timing, cost and design of future clinical trials and research activities, the timing of expected filings with the FDA, MediciNova’s failure to execute strategic plans or strategies successfully, MediciNova’s collaborations with third parties, the availability of funds to complete product development plans and MediciNova’s ability to raise sufficient capital when needed, intellectual property or contract rights, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

(Tables Follow)

MEDICINOVA, INC.

(a development stage company)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$19,297,284	$18,778,938
Marketable securities available-for-sale	—	51,856,571
Prepaid expenses and other current assets	718,317	2,443,612

Total current assets	20,015,601	73,079,121
Property and equipment, net	368,299	673,317
Long-term investments	24,047,314	—
Long-term asset	5,792,701	—

Total assets	$50,223,915	$73,752,438

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$392,572	$2,880,462
Accrued expenses	1,011,916	3,619,861
Income taxes payable	9,748	20,000
Accrued compensation and related expenses	765,147	620,604

Total current liabilities	2,179,383	7,140,927
Deferred rent	—	3,310

Total liabilities	2,179,383	7,144,237
Commitments
Stockholders’ equity:
Common stock, $0.001 par value; 30,000,000 shares authorized at December 31, 2008 and 20,000,000 shares authorized at December 31, 2007;12,072,027 shares issued at December 31, 2008 and 2007	12,072	12,072
Additional paid-in capital	276,361,775	273,189,063
Accumulated other comprehensive loss	(29,744)	(131,466)
Treasury stock, at cost; 87,314 shares at December 31, 2008 and 124,581 shares at December 31, 2007	(1,317,362)	(1,404,088)
Deficit accumulated during the development stage	(226,982,209)	(205,057,380)

Total stockholders’ equity	48,044,532	66,608,201

Total liabilities and stockholders’ equity	$50,223,915	$73,752,438

MEDICINOVA, INC.

(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,			Period from September 26, 2000 (inception) to December 31,
	2008	2007	2006	2008
Revenues	$—	$—	$263,877	$1,558,227
Operating expenses:
Cost of revenues	—	—	146,607	1,258,421
Research and development	13,827,651	42,121,095	32,170,847	133,672,698
General and administrative	8,773,695	11,372,873	9,623,956	78,660,707

Total operating expenses	22,601,346	53,493,968	41,941,410	213,591,826

Operating loss	(22,601,346)	(53,493,968)	(41,677,533)	(212,033,599)
Impairment charge, net on long-term investments and asset	(1,259,984)	—	—	(1,259,984)
Foreign exchange loss	(88,159)	—	—	(88,159)
Other income, net	2,038,219	4,610,724	5,987,922	17,796,214
Income taxes	(13,559)	(20,000)	—	(33,559)

Net loss	(21,924,829)	(48,903,244)	(35,689,611)	(195,619,087)
Accretion to redemption value of redeemable convertible preferred stock	—	—	—	(98,445)
Deemed dividend resulting from beneficial conversion feature on Series C redeemable convertible preferred stock	—	—	—	(31,264,677)

Net loss applicable to common stockholders	$(21,924,829)	$48,903,244	$(35,689,611)	$(226,982,209)

Basic and diluted net loss per common share	$(1.82)	$(4.16)	$(3.52)

Shares used to compute basic and diluted net loss per share	12,072,027	11,752,139	10,130,920